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Exhibit 10.45

SEPRACOR INC.

SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION

        Sepracor Inc. (the "Company") does not pay directors who are also employees of the Company any additional compensation for their service as a director. The Company does pay its non-employee directors for their service as directors.

        As of March 15, 2005, the following represent the compensation program for each of the Company's non-employee directors:

  •
  an option to purchase 20,000 shares of common stock upon initial election to the board, such stock option terminating on the earlier to occur of ten years after the date of grant or 90 days after the optionee ceases to serve as a director or employee of the Company (or one year in the case of disability or death) and vesting in equal installments over five years;

  •
  an option to purchase 20,000 shares of common stock annually upon re-election to the board at the annual meeting of stockholders, such stock option terminating on the earlier to occur of ten years after the date of grant or 90 days after the optionee ceases to serve as a director or employee of the Company (or one year in the case of disability or death) and vesting on the first anniversary of such director's re-election;

  •
  the lead director receives an additional stock option to purchase 2,500 shares of common stock upon re-election, such stock option having the same terms as the stock option described in the prior bullet;

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  $25,000 per year for service as a director;

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  $2,500 for each meeting of the board of directors attended;

  •
  audit committee members, other than the chairman of the committee, receive an additional $10,000 per year for their service on the committee;

  •
  the chairman of the audit committee receives an additional $12,000 per year for his service on the committee;

  •
  compensation committee members, other than the chairman of the committee, receive an additional $5,000 per year for their service on the committee;

  •
  the chairman of the compensation committee receives an additional $6,000 per year for his service on the committee; and

  •
  expense reimbursement for attending board and committee meetings.

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SEPRACOR INC. SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION